Exhibit 2

Oi S.A.

Corporate Taxpayers Registry (CNPJ/MF) No 76.535.764/0001-43

Board of Trade (NIRE) No. 33.30029520-8

Pubicly-Held Company

MINUTES OF THE EXTRAORDINARY GENERAL SHAREHOLDERS’ MEETING

(Drafted in the form of a summary, in accordance with Paragraph 1 of Art. 130 of Law No. 6,404/76)

1. Date, time and place: On March 21, 2013 at 11 a.m., at the headquarters of Oi S.A. (the “Company”), located at Rua General Polidoro, No 99, 5th floor, in the City and State of Rio de Janeiro.

2. Agenda: (1) Analyze, discuss and decide on the proposal to create two classes of redeemable preferred shares issued by the Company, for purposes of the distribution to be decided as per item 2 of the Agenda, as follows: (a) one class of redeemable preferred shares, with voting rights and priority in capital distributions, without premium; and (b) one class of redeemable preferred shares, without voting rights, but with priority in receiving the minimum, non-cumulative dividend of 3% of shareholders’ equity per share; (2) Decide on the proposed distribution of redeemable shares issued by the Company to the shareholders of the Company, from our capital reserve account, and the resulting amendment of article 5 of the Bylaws of the Company; and (3) Decide on the immediate redemption of shares created as a result of the distribution described in item 2 above, in the total amount of R$162,456,604.57 (one hundred and sixty-two million, four hundred and fifty-six thousand, six hundred and four reais and fifty-seven centavos), from our capital reserve account (special merger reserve – net assets).

3. Call Notice: Call notice published in the “Diário Oficial do Estado do Rio de Janeiro,” Part V, in the editions of February 19, 2013, page 32, February 20, 2013, page 27, February 21, 2013, page 6; and in the newspaper “Valor Econômico,” National Edition, in the editions of February 19, 2013, page B4, February 20, 2013, page C10, February 21, 2013, page C15, in accordance to article 124 , preamble and paragraph 1, of Law No. 6,404/76.

3.1. All documents required by Law No. 6,404/76 and CVM Instruction No. 481/09 with respect to the matters to be discussed at this Extraordinary General Meeting were made available to shareholders, through the IPE System of the CVM, on the occasion of the publication of the Call Notice on February 19, 2013.

4. Attendance: Shareholders of the Company representing at least 66.7% of the voting capital of the Company, according to records and signatures in the Shareholders’ Attendance Book. Also in attendance were Tarso Rebello Dias and Maria Gabriela Campos da Silva Menezes Côrtes, representatives of the Company, and Allan Kardec de Melo Ferreira, representing the Company’s Fiscal Council.

5. Chair: Having met the legal quorum, and in accordance with the provisions of Article 17 of the Company’s Bylaws, the Meeting was installed, with Maria Gabriela Campos da Silva Menezes Côrtes serving as president of the Meeting, an attorney-in-fact invested with specific powers, and Luciana de Assis Serra Alves, as secretary.

This page is an integral part of the Minutes of the Extraordinary General Shareholders’ Meeting of Oi S.A., held on March 21,

2013, at 11:00 a.m.

6. Fiscal Council Report: The Fiscal Council of the Company opined favorably to the distribution with immediate redemption, according to the meeting held on February 18, 2013, the minutes of which are available on the IPE System of the CMV (www.cvm.gov.br).

7. Decisions: The President of the Meeting proposed and all shareholders in attendance unanimously decided to draft these minutes in summary form and publish them without the signatures of the shareholders in attendance, pursuant to article 130, paragraph 2 of Law No 6,404/76. The reading of the matters included in the Agenda of this Meeting and related documents was also unanimously dispensed. The shareholders decided as follows:

7.1. to approve, by a majority vote, the dissenting votes and abstentions having been registered, after analysis and discussion, the proposal of the Board of Directors of the Company to create 514,757,934 redeemable class B preferred shares and 1,125,269,709 redeemable class C preferred shares issued by the Company for purposes of the redemption to be decided on in item 2 of the Agenda, redeemable at the discretion of the Company’s general shareholders’ meeting. In addition to the rights provided for in the Bylaws of the Company for all classes of preferred shares, the Class B preferred shares grant their holders the right to vote and priority in capital distributions, without premium, and the class C preferred shares grant their holders priority in receiving the minimum, non-cumulative dividend of 3% of shareholders’ equity per share issued by the Company, but confer no voting rights.

7.2. to approve, by a majority vote, the dissenting votes and abstentions having been registered, the proposed distribution of redeemable class B and C preferred shares issued by the Company - created as a result of the approval of item 7.1. above - to the holders of common and preferred shares of the Company, respectively, in the proportion of one new share for each existing share, to the capital reserve account.

7.3. to approve, by majority vote, the dissenting votes and abstentions having been registered, the immediate redemption of shares created as a result of the resolutions contained in items 7.1 and 7.2 above, in the amount of R$0.099057235567 per class B or C preferred share distributed, in the total amount of R$162,456,604.57 (one hundred and sixty-two million, four hundred and fifty-six thousand, six hundred and four reais and fifty-seven centavos), which will be paid from our capital reserve account (special merger reserve – net assets), without adjustment, on April 1, 2013. The reference date of the bonus to the shareholders whose shares are traded on the BM&FBOVESPA and to the shareholders whose shares are traded on the NYSE will be on March 21, 2013, such that, starting from March 22, 2013, these shares will be traded ex-distribution. Due to of the distribution approved herein, the class B and C preferred shares created as a result of the resolutions set out in items 7.1 and 7.2 above, once redeemed, will be cancelled immediately.

7.4. to approve, by majority vote, the dissenting votes and abstentions having been registered, due to the shares dividend, a capital increase in the amount of R$162,456,604.57, to R$7,471,208,836.63. Considering the immediate cancellation and redemption of preferred shares class B and C created as a result of the distribution approved

This page is an integral part of the Minutes of the Extraordinary General Shareholders’ Meeting of Oi S.A., held on March 21,

2013, at 11:00 a.m.

in items 7.1 and 7.2 above, an amendment to the Bylaws of Company with respect to the creation of these shares is dispensed, since the number of shares comprising the share capital of the Company will remain unchanged, being 599,008,629 common shares and 1,198,077,775 preferred shares, all nominative and without par value. Thus, due to the capital increase hereby approved, an amendment to Article 5 of the Bylaws of the Company is approved as follows:

“Article 5 - The capital stock, subscribed and fully paid, is R$7,471,208,836.63 (seven billion, four hundred seventy-one million, two hundred and eight thousand, eight hundred and thirty-six reais and sixty-three centavos) represented by 1,797,086,404 (one billion, seven hundred ninety-seven million, eighty-six thousand four hundred and four) shares, of which 599,008,629 (five hundred ninety-nine million, eight thousand, six hundred and twenty-nine) are common shares and 1,198,077,775 (one billion, one hundred ninety-eight million, seventy-seven thousand seven hundred and seventy five) are preferred shares, all nominative and without par value.”

8. Closing: Nothing more to be discussed, the meeting was adjourned for the preparation of these minutes. Read the minutes, it was approved by the shareholders who formed the quorum required for the approval of the abovementioned decisions. (/s/) Maria Gabriela Campos da Silva Menezes Côrtes – President of the Meeting; Luciana de Assis Serra Alves – Secretary of the Meeting; Allan Kardec de Melo Ferreira - representative of the Fiscal Council; Shareholders: TELEMAR PARTICIPAÇÕES S.A.; VALVERDE PARTICIPAÇÕES S.A. (represented by Ana Carolina dos Remédios Monteiro da Motta) / FUNDAÇÃO DOS ECONOMIARIOS FEDERAIS – FUNCEF (represented by Carolina Rabelo de Souza) / BRATEL BRASIL S.A. (represented by Ana Laura Svartman) / BNDES PARTICIPACOES SA BNDESPAR (represented by Andres Sobalvarro Cortes da Silveira) / THE BANK OF NEW YORK ADR DEPARTMENT (represented by Danielle Catherine Muniz) / CAIXA DE PREVIDENCIA DOS FUNCIONARIOS DO BANCO DO BRASIL – PREVI (represented by Felipe de Abreu Caceres) / VANESSA MONTES DE MORAES / CAPITAL EMERGING MARKETS TOTAL OPPORTUNITIES FUND; CAPITAL GUARDIAN ALL COUNTRY WORLD EQUITY FUND FOR TAX-EXEMPT TRUSTS; CAPITAL GUARDIAN EMERGING MARKETS EQUITY DC MASTER FUND; CAPITAL GUARDIAN EMERGING MARKETS EQUITY FUND FOR TAX-EXEMPT TRUSTS; CAPITAL GUARDIAN EMERGING MARKETS RESTRICTED EQUITY FOR TAX EXEMPT TRUSTS; CAPITAL GUARDIAN EMERGING MKS TOTAL OPPORTUNITIES FD FOR TAX-EXEMPT TRUSTS; CAPITAL GUARDIAN EMPLOYEE BENEFIT INVESTMENT TRUST; CAPITAL GUARDIAN INTERNATIONAL ALL COUNTRIES EQUITY FUND FOR TAX-EXEMPT TRUSTS; CAPITAL GUARDIAN INTERNATIONAL ALL COUNTRIES EQUITY MASTER FUND; CAPITAL INTERNATIONAL EMERGING ECONOMIES; CAPITAL INTERNATIONAL EMERGING MARKETS FUND; CAPITAL INTERNATIONAL FUND JAPAN; CAPITAL INTERNATIONAL PORTFOLIOS; EMERGING MARKETS GROWTH FUND INC; FLEXSHARES MORNINGSTAR EMERGING MARKETS FACTOR TILT INDEX FUND; JNL/CAPITAL GUARDIAN GLOBAL BALANCED FUND; JNL/MELLON CAPITAL MANAGEMENT EMERGING MARKETS INDEX FUND; NORGES BANK; PUBLIC EMPLOYEES RETIREMENT ASSOCIATION OF NEW MEXICO; SBC MASTER PENSION TRUST; SOUTHERN COMPANY SYSTEM MASTER RETIREMENT TRUST; STATE OF NEW MEXICO STATE INVESTMENT COUNCIL; STATE OF

This page is an integral part of the Minutes of the Extraordinary General Shareholders’ Meeting of Oi S.A., held on March 21,

2013, at 11:00 a.m.

WYOMING; STICHTING DEPOSITARY APG EMERGING MARKETS EQUITY POOL; THE BOEING COMPANY EMPOLYEE RETIREMENT PLANS MASTER TRUST; VANGUARD INVESTMENT SERIES, PLC; VANGUARD TOTAL INTERNATIONAL STOCK INDEX FUND, A SERIES OF VANGRD STAR FDS; Abu Dhabi Retirement Pensions and Benefits Fund; AGF Investments INC; Alameda County Employees Retirement Association; Alaska Permanent Fund; AT&T Savings Group Investment Trust; AT&T Union Welfare Benefit Trust; Bellsouth Corporation RFA VEBA Trust; Bellsouth Corporation RFA VEBA Trust For Non-Representable Employees; Best Investment Corporation; Blackrock CDN MSCI Emerging Markets Index Fund; Blackrock Institutional Trust Company, N.A.; Bristol-Myers Squibb Company Master Trust; Caisse de Depot et Placement du Quebec; Canada Pension Plan Investment Board; Centurylink, Inc. Defined Benefit Master Trust; CF DV Emerging Markets Stock Index Fund; City of New York Group Trust; College Retirement Equities Fund; Commonwealth of Pennsylvania Public School Employees’ Retirement System; Compass AGE LLC; County Employees Annuity and Benefit Fund of the Cook County; DBX MSCI Brazil Currency-Hedged Equity Fund; Delta Lloyd L Cyrte Latam Fund; Dow Retirement Group Trust; Eaton Vance International (Ireland) Parametric Emerging Markets Core Fund; Eaton Vance Parametric Tax-Managed Emerging Markets Fund; Emerging Markets Equity Index Master Fund; Emerging Markets Equity Index Plus Fund; Emerging Markets Equity Trust 1; Emerging Markets Equity Trust 4; Emerging Markets Ex-Controversial Weapons Equity Index Fund B; Emerging Markets Index Non-Lendable Fund; Emerging Markets Index Non-Lendable Fund B; Emerging Markets Sudan Free Equity Index Fund; Evangelical Lutheran Church in America Board of Pensions; Fidelity Salem Street Trust: Fidelity Series Global EX U.S. Index Fund; Fidelity Salem Street Trust: Spartan Emerging Markets Index Fund; Fidelity Salem Street Trust: Spartan Global EX U.S. Index Fund; GMAM INVESTMENT FUNDS TRUST; ILLINOIS STATE BOARD OF INVESTMENT; JOHN DEERE PENSION TRUST; PANAGORA GROUP TRUST; STATE OF CALIFORNIA PUBLIC EMPLOYEES RETIREMENT SYSTEM; STATE OF OREGON; PUBLIC EMPLOYEES RETIREMENT SYSTEM OF IDAHO; SHELL PENSION TRUST; GAL BOARD OF PNS AND HEALTH BEM OF T UNIT ME CH, IN MISSOURI; THE FIRST CHURCH OF CHRIST SCIENT B MASS; STATE OF ALASKA RET AND BENEFIT PLANS; IBM 401 (K) PLUS PLAN; TEACHER RETIREMENT SYSTEM OF TEXAS; PRUDENTIAL W F INC - PUDENTIAL INTL EQUITY FUND; ISHARES MSCI BRAZIL (FREE) INDEX FUND; MUNICIPAL E ANNUITY A B FUND OF CHICAGO; PUBLIC EMPLOYEES RETIREMENT SYSTEM OF OHIO; STATE OF IND PUBLIC EMPL RET FUND; QWEST OCCUPATIONAL HEALTH TRUST; SAN DIEGO GAS & ELEC CO NUC FAC DEC TR QUAL; SOUTHERN CAL ED C N F Q C DC MT S ON P VD N G; KANSAS PUBLIC EMPLOYEES RETIREMENT SYSTEM; JOHNSON E JOHNSON PENSION AND SAVINGS PLANS MASTER TRUST; MICROSOFT GLOBAL FINANCE; NEW ZEALAND SUPERANNUATION FUND; PRUDENTIAL RETIREM INSURANCE AND ANNUITY COMP; ISHARES PUBLIC LIMITED COMPANY ; IBM DIVERSIFIED GLOBAL EQUITY FUND; NORTH DAKOTA STATE INVESTMENTBOARD; DONNELLEY DEFERRED COMPENSATION AND VOLUNTARY S P M T ; ISHARES II PUBLIC LIMITED COMPANY ; NEW YORK STATE TEACHER’S RETIREMENT SYSTEM ; PARKER HANNIFIN COLLECTIVE INVESTMENT TRUST; FUTURE FUND BOARD OF GUARDIANS ; NATIONAL COUNCIL FOR SOCIAL SECURITY FUND; NORTHERN TRUST INVESTMENT FUNDS PLC; ISHARES MSCI BRIC INDEX FUND; SCHWAB FUNDAMENTAL EMERGING MARKETS LARGE COMPANY INDEX FUND; ING WISDOMTREE GLOBAL HIGH-

This page is an integral part of the Minutes of the Extraordinary General Shareholders’ Meeting of Oi S.A., held on March 21,

2013, at 11:00 a.m.

YIELDING EQUITY INDEX PORTFOLIO; GMAM GROUP PENSION TRUST III; MELLON BANK N.A EB COLLECTIVE INVESTMENT FUND PLAN ; ISHARES III PUBLIC LIMITED COMPANY; ROCHE US DB PLANS MASTER TRUST; PICTET-EMERGING MARKETS INDEX ; PPL SERVICES CORPORATION MASTER TRUST; PICTET FUNDS S.A RE:PI(CH)-EMERGING MARKETS TRACKER; ISHARES MSCI EMERGING MARKETS INDEX FUND; NORTHERN TRUST UCITS COMMON CO0NTRACTUAL FUND; HP INVEST COMMON CONTRACTUAL FUND; PYRAMIS GLOBAL EX U.S. INDEX FUND LP; THE GLENMEDE FUND, INC. PHILADELPHIA INT EMERGING MKTS FUND; ISHARES MSCI ACWI EX US INDEX FUND; ST.JAMES PLACE GLOBAL EQUITY UNIT TRUST; STICHTING DEPOSITARY CYRTE LATAM FUND; HAND COMPOSITE EMPLOYEE BENEFIT TRUST; JOHN HANCOCK FUNDS II STRATEGIC EQUITY ALLOCATION FUND; LVIP BLACKROCK EMERGING MARKETS INDEX RPM FUND; VANGUARD EMERGING MARKETS STOCK INDEX FUND; THE PENSION RESERVES INVESTMENT MANAG.BOARD; THE STATE TEACHERS RETIREMENT SYSTEM OF OHIO; THE HOSPITAL AUTHORITY PROVIDENT FUND SCHEME; THE SEVENTH SWEDISH NATIONAL PENSION FUND - AP7 EQUITY FUND; THE MONETARY AUTHORITY OF SINGAPORE; TREASURER OF THE ST. OF N. CAR. EQT.I.FD.P.TR.; WASHINGTON STATE INVESTMENT BOARD; THE JAMES IRVINE FUNDATION; THE NOMURA T AND B CO LTD RE I E S INDEX MSCI E NO HED M FUN; VANGUARD FTSE ALL WORD EX-US INDEX FD, A S OF V INTER E I FDS; WISDOMTREE EMERGING MARKETS EQUITY INCOME FUND; UNVERSITY OF PITTSBURGH; VANGUARD TOTAL WSI FD, A SOB INTERNATIONAL EQUITY INDEX FDS; WISDOMTREE GLOBAL EQUITY INCOME FUND; UPS GROUP TRUST ; TIAA-CREF FUNDS - TIAA-CREF EMERGING MARKETS EQUITY I F; THE MTBJ, LTD. AS TRT F N TRT ALL C WD E IN I F (TAX E QIIO); VANGUARD FUNDS PUBLIC LIMITED COMPANY; CAPITAL GUARDIAN EMERG MKTS EQUI MAST FD; CAPITAL GUARDIAN EMERGING MARKETS TOTAL OPPORTU MASTER TRUST; CAPITAL INTERNATIONAL GLOBAL EQUITIES FUND; ROCHE DIAGNOSTICS CORPORATION CASH ACCUMULATION PLAN; EVOLUTION FUNDO DE INVESTIMENTO EM ACOES (represented by Anderson Carlos Koch) / RHODES FUNDO DE INVESTIMENTO EM AÇÕES; ARGUCIA ENDOWMENT FUNDO DE INVESTIMENTO MULTIMERCADO; SPARTA FUNDO DE INVESTIMENTO EM AÇÕES; ARGUCIA INCOME FUNDO DE INVESTIMENTO EM AÇÕES (represented by Vanessa Montes de Moraes).

These minutes are an accurate copy of the original minutes recorded in the Company’s own books.

Rio de Janeiro, March 21, 2013.

Luciana de Assis Serra Alves

Secretary of the Meeting

This page is an integral part of the Minutes of the Extraordinary General Shareholders’ Meeting of Oi S.A., held on March 21,

2013, at 11:00 a.m.